Exhibit 10.1

Heliospace Corporation

2018 EQUITY INCENTIVE PLAN

Adopted: July 1, 2018

Approved By Stockholders: July 1, 2018

Termination Date: July 1, 2028

ARTICLE 1

Purposes

1.1. General Purpose. Heliospace Corporation (the “Company”) has adopted this Heliospace Corporation 2018 Equity Incentive Plan (this “Plan”) in order to recruit and retain exceptional employees, officers, directors and consultants and to provide incentives for such individuals to perform at the highest levels for the benefit of the Company. Capitalized terms used herein and not otherwise defined are defined in the Definitions section in Article 10.

1.2. Equity Incentives. This Plan allows the Company to provide a variety of equity incentives to eligible participants that will provide economic benefits to such participants based on the increase in the value of the Company’s equity.

ARTICLE 2

Administration

2.1. Administration by Board. The Board shall administer this Plan unless and until the Board delegates administration to a Committee, as provided in Section 2.3.

2.2. Powers of Board. The Board shall have the power, subject to and within the limitations of, the express provisions of this Plan:

(a) to determine the persons to whom an Equity Incentive shall be granted and the form, terms and conditions of any such Equity Incentive;

(b) to construe and interpret this Plan and Equity Incentives granted under this Plan and to establish, amend and revoke rules and regulations for this Plan’s administration; provided that the Board, in the exercise of this power, may correct any defect, omission or inconsistency in this Plan or in any Equity Incentive Agreement, in a manner and to the extent the Board shall deem necessary or expedient to make this Plan fully effective;

(c) to effect, at any time and from time to time, with the consent of any adversely affected Optionholder, (1) the reduction of the exercise price of any outstanding Option under this Plan and/or (2) the cancellation of any outstanding Option under this Plan and the grant in substitution therefor of (i) a new Option under this Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (ii) a Restricted Stock Award (including a stock bonus), (iii) a Stock Appreciation Right, (iv) cash or (v) other valuable consideration (as determined by the Board, in the Board’s sole discretion) or (3) any other action that is treated as a repricing under generally accepted accounting principles; provided that the exercise price per share of Common Stock of any Option shall not be less than that specified under this Plan for newly granted Equity Incentives except that the Board may grant an Option with a lower exercise price if such Option is granted as part of a transaction to which Section 424(a) of the Code applies;

(d) to terminate or suspend this Plan as provided in Section 9.8;

(e) to amend this Plan as provided in Section 9.9; and

(f) generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of this Plan.

2.3. Delegation to Committee. The Board may delegate administration of this Plan to a Committee of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration of this Plan is delegated to a Committee, the Committee shall have those powers specified by the Board in such delegation or, if no specific powers are specified or reserved by the Board, the Committee shall have all of the powers theretofore possessed by the Board in connection with the administration of this Plan, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of this Plan.

2.4. Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive in all respects.

2.5. Arbitration. Any dispute or claim concerning any Equity Incentive granted (or not granted) pursuant to this Plan or relating to or arising out of this Plan shall be fully, finally and exclusively resolved by binding and confidential arbitration conducted pursuant to the Commercial Arbitration Rules of the American Arbitration Association in Denver, Colorado. The Company shall pay all arbitration fees. In addition to any other relief, the arbitrator may award to the prevailing party recovery of such party’s attorneys’ fees and costs. The Company hereby waives and, by accepting an Equity Incentive, each Participant waives their respective rights to have any such dispute or claim tried by a judge or jury.

ARTICLE 3

Shares Subject to this Plan

3.1. Share Reserve. Subject to the provisions of Section 8.1, the shares of Common Stock that may be issued pursuant to Equity Incentives shall not exceed in the aggregate 2,823,528 shares of Common Stock, 941,176 of which shall be Class A Common Stock and 1,882,352 of which shall be Class B Common Stock.

3.2. Reversion of Shares to the Share Reserve. If any Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, then the shares of Common Stock with respect to which such Option was not exercised shall revert to and again become available for issuance under this Plan. Any shares of Common Stock issued under the terms of a Restricted Stock Award or an Option, including unvested shares of Common Stock held pursuant to Section 5.12, subsequently repurchased by the Company shall revert to and again become available for issuance under this Plan. Any Stock Appreciation Rights that expire or otherwise terminate, in whole or in part, without having been realized shall revert to and again become available for issuance under this Plan.

3.3. Source of Shares. The shares of Common Stock subject to this Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

ARTICLE 4

Eligibility

4.1. Eligibility for Specific Equity Incentives. Incentive Stock Options may be granted only to Employees. Equity Incentives other than Incentive Stock Options may be granted to Employees, Officers, Directors and Consultants.

4.2. Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

4.3. Consultants. Except as otherwise may be determined by the Board, a Consultant shall not be eligible for the grant of an Equity Incentive if, at the time of grant, either the offer or the sale of the Company’s securities to such Consultant is not exempt under Rule 701 of the Securities Act because of the nature of the services that the Consultant is providing to the Company, because the Consultant is not a natural person or because of some other provision of Rule 701.

ARTICLE 5

Option Provisions

Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

5.1. Term. No Option granted shall be exercisable after the expiration of ten (10) years from the date such Option was granted.

5.2. Exercise Price. Subject to the provisions of Section 4.2 regarding Ten Percent Stockholders, the exercise price per share of each Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price per share lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another stock option in a manner satisfying the provisions of Section 424(a) of the Code.

5.3. Consideration.

(a) The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash or check at the time the Option is exercised or (ii) at the discretion of the Board at the time of the grant of the Option (or subsequently in the case of a Nonstatutory Stock Option) (A) by delivery to the Company of other Common Stock, (B) according to a deferred payment or other similar arrangement with the Optionholder, (C) by a “net exercise” of the Option (as further described below), (D) by delivery of a promissory note with full recourse to the Optionholder and the Optionholder’s assets or (E) in any other form of legal consideration that may be acceptable to the Board.

(b) Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes). At any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment and must be paid in a form of consideration that is permissible under the Delaware General Corporation Law.

(c) In the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at least at the minimum rate of interest necessary to avoid (1) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (2) the treatment of the Option as a variable award for financial accounting purposes.

(d) In the case of a “net exercise” of an Option, the Company will not require a payment of the exercise price of the Option from the Participant but will reduce the number of shares of Common Stock issued upon the exercise by the largest number of whole shares that has a Fair Market Value that does not exceed the aggregate exercise price. With respect to any remaining balance of the aggregate exercise price, the Company shall accept a cash payment from the Participant. The shares of Common Stock so used to pay the exercise price of an Option under a “net exercise” will be considered to have resulted from the exercise of the Option, and accordingly, the Option will not again be exercisable with respect to such shares, the shares actually delivered to the Participant and any shares withheld for purposes of tax withholding.

5.4. Transferability of an Incentive Stock Option. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable only by the Optionholder during the lifetime of the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

5.5. Transferability of a Nonstatutory Stock Option. If a Nonstatutory Stock Option does not provide for transferability, then except as otherwise may be determined by the Board, such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. Notwithstanding the foregoing, the Optionholder may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

5.6. Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options become exercisable during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of any Equity Incentive Agreement.

5.7. Vesting Generally. The total number of shares of Common Stock subject to an Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when the Option may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options may vary. The provisions of this Section 5.7 are subject to any Option provisions governing the minimum number of shares of Common Stock as to which an Option may be exercised.

5.8. Termination of Continuous Service. In the event that an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death or Disability), the Optionholder may exercise such Optionholder’s Option (to the extent that such Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (a) the date three (3) months following the termination of the Optionholder’s Continuous Service (or such longer or shorter period specified in the Option Agreement) or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise such Optionholder’s Option within the time specified in the Option Agreement, the Option shall terminate.

5.9. Extension of Termination Date. An Optionholder’s Option Agreement may also provide that if the exercise of the Option following the termination of the Optionholder’s Continuous Service (other than upon the Optionholder’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (a) the expiration of the term of the Option as set forth in Section 5.1 or (b) the expiration of a period of three (3) months after the termination of the Optionholder’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.

5.10. Disability of Optionholder. In the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability, the Optionholder may exercise such Optionholder’s Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (a) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement) or (b) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.

5.11. Death of Optionholder. In the event that (a) an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death or (b) the Optionholder dies within the period (if any) specified in the Option Agreement after the termination of the Optionholder’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionholder’s death pursuant to Section 5.4 or 5.5, but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement) or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.

5.12. Early Exercise. The Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.

5.13. Right of Repurchase. Subject to the “Repurchase Limitation” in Section 9.6, the Option may, but need not, include a provision whereby the Company may elect to repurchase all or any part of any vested or unvested shares of Common Stock acquired by the Optionholder pursuant to the exercise or early exercise of the Option at a price equal to the lower of the Fair Market Value or the exercise price of such shares.

5.14. Right of First Refusal. The Option may, but need not, include a provision whereby the Company may elect to exercise a right of first refusal following receipt of notice from the Optionholder of the intent to transfer all or any part of the shares of Common Stock received upon the exercise of the Option. Except as expressly provided in this Section or in the Equity Incentive Agreement for the Option, such right of first refusal shall otherwise comply with any applicable provisions of the Bylaws of the Company.

ARTICLE 6

Provisions of Equity Incentives other than Options

6.1. Restricted Stock Awards. Each Restricted Stock Award agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Restricted Stock Award agreements need not be identical; provided, however, that each Restricted Stock Award agreement shall include (through incorporation of the provisions hereof, by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Purchase Price. At the time of the grant of a Restricted Stock Award, the Board will determine the price to be paid by the Participant for each share subject to the Restricted Stock Award. The price to be paid by the Participant for each share subject to the Restricted Stock Award shall not be less than the Common Stock’s Fair Market Value on the date such award is made or at the time the purchase is consummated. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

(b) Consideration. At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Restricted Stock Award shall be paid in one of the following ways: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; (iv) by delivery of a promissory note with full recourse to the Participant and the Participant’s assets; or (v) in any other form of legal consideration that may be acceptable to the Board; provided, however, that at any time that the Company is incorporated in Delaware, payment of the Common Stock’s “par value,” as defined in the Delaware General Corporation Law, shall not be made by deferred payment and must be paid in a form of consideration that is permissible under the Delaware General Corporation Law.

(c) Vesting. Subject to the “Repurchase Limitation” in Section 9.6, shares of Common Stock acquired under a Restricted Stock Award may, but need not, be subject to a share repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board.

(d) Termination of Participant’s Continuous Service. Subject to the “Repurchase Limitation” in Section 9.6, in the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Restricted Stock Award agreement at a price equal to the amount paid by the Participant for such shares of Common Stock. Provided that the “Repurchase Limitation” in Section 9.6 is not violated, the Company will not exercise its repurchase option until at least six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) have elapsed following the purchase of the restricted stock unless otherwise determined by the Board or provided in the Restricted Stock Award agreement.

(e) Transferability. Rights to acquire shares of Common Stock granted under a Restricted Stock Award shall be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award agreement, as the Board shall determine in its discretion, and so long as Common Stock awarded under the Restricted Stock Award remains subject to the terms of the Restricted Stock Award agreement.

6.2. Stock Appreciation Rights. Each Stock Appreciation Right agreement shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The terms and conditions of Stock Appreciation Right agreements may change from time to time. The terms and conditions of separate Stock Appreciation Right agreements need not be identical, but each Stock Appreciation Right agreement shall include (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(a) Calculation of Appreciation. Each Stock Appreciation Right will be denominated in Common Stock equivalents. The appreciation distribution payable per Common Stock equivalent on the exercise of a Stock Appreciation Right will be not greater than an amount equal to the excess of (i) the aggregate Fair Market Value (on the date of the exercise of the Stock Appreciation Right) of a share of Common Stock over (ii) the Fair Market Value of a share of Common Stock at the time of grant of the Stock Appreciation Right or, in the case of Ten Percent Stockholders, 110% of such Fair Market Value

(b) Vesting. At the time of the grant of a Stock Appreciation Right, the Board may impose such restrictions or conditions to the vesting of such Stock Appreciation Right as the Board deems appropriate; provided, however, that a Stock Appreciation Right that could be settled in shares of Common Stock shall be subject to the “Repurchase Limitation” in Section 9.6.

(c) Exercise. To exercise any outstanding Stock Appreciation Right, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Rights agreement evidencing such Right.

(d) Payment. The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock, in cash or any combination of the two, as the Board deems appropriate.

(e) Termination of Continuous Service. If a Participant’s Continuous Service terminates for any reason, any unvested Stock Appreciation Rights shall be forfeited and any vested Stock Appreciation Rights shall be automatically redeemed.

ARTICLE 7

Covenants of the Company

7.1. Availability of Shares. During the terms of the Equity Incentives, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Equity Incentives.

7.2. Securities Law Compliance. The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Equity Incentives and to issue and sell shares of Common Stock upon exercise of the Equity Incentives; provided, however, that this undertaking shall not require the Company to register under the Securities Act this Plan, any Equity Incentive or any Common Stock issued or issuable pursuant to any Equity Incentive. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Equity Incentives unless and until such authority is obtained.

ARTICLE 8

Adjustments Upon Changes in Stock

8.1. Capitalization Adjustments. If any change is made in, or other event occurs with respect to, the Common Stock subject to this Plan or subject to any Equity Incentive without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, dividend, stock split, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company (each a “Capitalization Adjustment”), this Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to this Plan pursuant to Sections 3.1 and 3.2 and the outstanding Equity Incentives will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock subject to such outstanding Equity Incentives by the Board. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. The conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company.

8.2. Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to the Company’s repurchase option may be repurchased by the Company notwithstanding the fact that the holder of such stock is still in Continuous Service.

8.3. Corporate Transaction. The following provisions will apply to Equity Incentives in the event of a Corporate Transaction unless otherwise provided in the instrument evidencing the Equity Incentive or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Equity Incentive. In the event of a Corporate Transaction, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Equity Incentives, contingent upon the closing or completion of the Corporate Transaction:

(a) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Equity Incentive or to substitute a similar stock award for the Equity Incentive (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction);

(b) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Equity Incentive to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(c) accelerate the vesting, in whole or in part, of the Equity Incentive (and, if applicable, the time at which the Equity Incentive may be exercised) to a date prior to the effective time of such Corporate Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Corporate Transaction), with such Equity Incentive terminating if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Corporate Transaction, which exercise is contingent upon the effectiveness of such Corporate Transaction;

(d) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Equity Incentive;

(e) cancel or arrange for the cancellation of the Equity Incentive, to the extent not vested or not exercised prior to the effective time of the Corporate Transaction, in exchange for such cash consideration, or no consideration, as the Board, in its sole discretion, may consider appropriate; and

(f) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Equity Incentive immediately prior to the effective time of the Corporate Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be $0 if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of the Company’s Common Stock in connection with the Corporate Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Equity Incentives or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Equity Incentive.

ARTICLE 9

Miscellaneous

9.1. Acceleration of Exercisability and Vesting. The Board shall have the power to accelerate the time at which an Equity Incentive may first be exercised or the time during which an Equity Incentive or any part thereof will vest in accordance with this Plan, notwithstanding the provisions in the Equity Incentive stating the time at which such Equity Incentive may first be exercised or the time during which such Equity Incentive will vest.

9.2. Stockholder Rights. No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Option unless and until such Participant has satisfied all requirements for exercise of the Option pursuant to its terms.

9.3. No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Equity Incentive granted pursuant hereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Equity Incentive was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without cause, (b) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (c) the service of a Director pursuant to the Bylaws of the Company or an Affiliate. Furthermore, nothing in this Plan or any instrument executed or Equity Incentive granted pursuant hereto shall affect any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

9.4. Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Equity Incentive, (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Equity Incentive and (b) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Equity Incentive for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements and any assurances given pursuant to such requirements shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Equity Incentive has been registered under a then currently effective registration statement under the Securities Act or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under this Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

9.5. Withholding Obligations. The terms of an Equity Incentive Agreement must require the Participant to satisfy any federal, state or local tax withholding obligation (including with respect to the withholding of income tax and of the Participant’s liability for employment taxes, including FICA and Medicare taxes) relating to the exercise or acquisition of Common Stock under an Equity Incentive by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (b) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Equity Incentive; provided, however, that no shares of Common Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable accounting); or (c) delivering to the Company owned and unencumbered shares of Common Stock.

9.6. Repurchase Limitation. The terms of any repurchase option shall be specified in the Equity Incentive, and the repurchase price may be either the Fair Market Value of the shares of Common Stock on the date of termination of Continuous Service or the lower of (1) the Fair Market Value of the shares of Common Stock on the date of repurchase or (2) their original purchase price.

(a) Fair Market Value. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at not less than the Fair Market Value of the shares of Common Stock to be purchased on the date of termination of Continuous Service, then (i) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Equity Incentives after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”) and (ii) the right terminates when the shares of Common Stock become publicly traded.

(b) Original Purchase Price. If the repurchase option gives the Company the right to repurchase the shares of Common Stock upon termination of Continuous Service at the lower of (i) the Fair Market Value of the shares of Common Stock on the date of repurchase or (ii) their original purchase price, then (x) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the shares of Common Stock per year over five (5) years from the date the Equity Incentive is granted (without respect to the date the Equity Incentive was exercised or became exercisable) and (y) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the shares of Common Stock within ninety (90) days of termination of Continuous Service (or in the case of shares of Common Stock issued upon exercise of Options after such date of termination, within ninety (90) days after the date of the exercise) or such longer period as may be agreed to by the Company and the Participant (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code regarding “qualified small business stock”).

9.7. Effective Date. This Plan shall become effective as determined by the Board, but no Equity Incentive shall be exercised (or, in the case of a stock bonus, shall be granted) unless and until this Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date this Plan is adopted by the Board.

9.8. Plan Term. The Board may suspend or terminate this Plan at any time. Unless sooner terminated, this Plan shall terminate on the day before the tenth (10th) anniversary of the date this Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Equity Incentives may be granted under this Plan while this Plan is suspended or after this Plan is terminated. Suspension or termination of this Plan shall not impair rights and obligations under any Equity Incentive granted while this Plan is in effect except with the written consent of the affected Participant.

9.9. Amendment of Plan. The Board at any time, and from time to time, may amend this Plan. However, except as provided in Section 8.1, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code. It is expressly contemplated that the Board may amend this Plan in any respect the Board deems necessary or advisable to provide eligible Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options or to bring this Plan or Incentive Stock Options granted under this Plan into compliance therewith. Rights under any Equity Incentive granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the Participant and (ii) the Participant consents in writing.

9.10. Amendment of Equity Incentives. The Board at any time, and from time to time, may amend the terms of any one or more Equity Incentives; provided, however, that the rights under any Equity Incentive shall not be impaired by any such amendment unless the affected Participant consents in writing. Rights under any Equity Incentive granted before amendment of this Plan shall not be impaired by any amendment of this Plan unless the affected Participant consents in writing.

9.11. Section 409A. Notwithstanding anything in this Plan to the contrary, the Plan and Equity Incentives made under the Plan are intended to be stock rights that do not provide for the deferral of compensation under Section 409A of the Code, and the Plan shall be interpreted to the fullest extent possible and shall be operated so as to comply with the requirements imposed by Section 409A of the Code such that Equity Incentives do not provide for the deferral of compensation. If any Plan provision or Equity Incentive would result in the imposition of any additional tax or interest under Section 409A of the Code, the Company and the Participant intend that the Plan provision or Equity Incentive will be reformed to avoid imposition, to the extent possible, of such additional tax and interest, and no action taken by the Company to so comply with Section 409A of the Code shall be deemed to adversely affect the Participant’s rights to an Equity Incentive. The Participant further agrees that the Committee, in the exercise of its sole discretion and without the consent of the Participant, may amend or modify an Equity Incentive in any manner and delay the payment of any amounts payable pursuant to an Equity Incentive to the extent necessary to meet the requirements of Section 409A of the Code as the Committee deems appropriate or desirable.

9.12. Tax Consequences. Each Participant shall be solely responsible for all of the tax consequences to the Participant of any award issued under the Plan, including any consequences arising under Section 409A of the Code. The Company provides no guaranty or assurance concerning the tax consequences to the Participants of any award issued under the Plan.

9.13. Governing Law. The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

ARTICLE 10.

Definitions

10.1. “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code (as defined below).

10.2. “Board” means the board of directors of the Company.

10.3. “Change of Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation or (iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company).

Notwithstanding the foregoing or any other provision of this Plan, the term Change of Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and any definition of Change of Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Equity Incentives subject to such agreement (it being understood, however, that if no definition of Change of Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

10.4. “Code” means the Internal Revenue Code of 1986, as amended.

10.5. “Committee” means a committee of one or more members of the Board appointed by the Board in accordance with Section 1.3.

10.6. “Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company and the Class B Common Stock, par value $0.0001 per share.

10.7. “Company” means Heliospace Corporation, a Delaware corporation.

10.8. “Consultant” means any person, including any advisor, (1) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or (2) serving as a member of the Board of Directors of an Affiliate and who is compensated for such services. However, the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a director’s fee by the Company for services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

10.9. “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Officer, Director or Consultant, is not interrupted or terminated as determined by the Board or the Company’s chief executive officer; provided that (a) a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Officer, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service, (b) the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave; provided, however , that a leave of absence shall be treated as Continuous Service for purposes of vesting in an Equity Incentive only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

10.10. “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a) a Change of Control; or

(b) a merger, consolidation or similar transaction following which (i) the Company is not the surviving corporation or (ii) the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding such transaction are converted or exchanged by virtue thereof into other property, whether in the form of securities, cash or otherwise.

10.11. “Director” means a member of the Board.

10.12. “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.

10.13. “Employee” means any person employed by the Company or an Affiliate; provided that service as a Director or payment of a director’s fee by the Company for such service or for service as a member of the board of directors of an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.

10.14. “Equity Incentive” means any right granted under this Plan, including an Option, a Restricted Stock Award and a Stock Appreciation Right.

10.15. “Equity Incentive Agreement” means a written agreement between the Company and a holder of an Equity Incentive evidencing the terms and conditions of a grant of an individual Equity Incentive, which shall be subject to the terms and conditions of this Plan.

10.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

10.17. “Fair Market Value” means, as of any date, the fair market value of the Common Stock, determined, where applicable, in accordance with the requirements of the Code, as established in good faith by the Board. The Board’s determination of Fair Market Value shall be conclusive for purposes of this Plan.

10.18. “Group” means any “group” within the meaning of Section 13(d) or 14(d) of the Exchange Act.

10.19. “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

10.20. “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

10.21. “Officer” means any person designated by the Company as an officer.

10.22. “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.

10.23. “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant, which shall be subject to the terms and conditions of this Plan.

10.24. “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.

10.25. “Participant” means a person to whom an Equity Incentive is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Equity Incentive.

10.26. “Person” means any natural person, corporation, partnership, limited liability company, trust or other legal entity.

10.27. “Plan” means this Heliospace Corporation 2018 Equity Incentive Plan.

10.28. “Restricted Stock Award” means an award of shares of Common Stock granted pursuant to the terms and conditions of Section 6.1.

10.29. “Securities Act” means the Securities Act of 1933, as amended.

10.30. “Stock Appreciation Right” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 6.2.

10.31. “Subsidiary” means, with respect to any Person, (1) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by the Company and (2) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

10.32. “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Affiliate.

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